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                               POWER OF ATTORNEY


     We, the undersigned Trustees and/or officers of Schroder Global Series Trust (the "Trust"), hereby severally constitute and appoint Catherine A. Mazza, Carin F. Muhlbaum, and Alan M. Mandel as our true and lawful attorneys, with full power to each of them individually and with full power of substitution, to sign for us, and in each of our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of the Trust on Form N-1A, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as said attorney might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.


Name                            Capacity                       Date
----                            --------                       ----

/s/ CATHERINA A. MAZZA          Trustee and President          July 14, 2003
Catherine A. Mazza


------------------------        Trustee                        July 14, 2003
John I. Howell


/s/ PETER S. KNIGHT             Trustee                        July 14, 2003
------------------------
Peter S. Knight


/s/ CLARENCE F. MICHALIS        Trustee                        July 14, 2003
------------------------
Clarence F. Michalis


/s/ ALAN M. MANDEL              Treasurer and Chief            July 14, 2003
------------------------        Accounting and
Alan M. Mandel                  Financial Officer